UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2009 (June 30, 2009)

BANCORPSOUTH, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (662) 680-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
     Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          The Board of Directors of BancorpSouth, Inc. (the “Company”) announces the retirement of L. Nash Allen, Jr. from his position as Treasurer and Chief Financial Officer of the Company effective June 30, 2009. The Executive Committee on behalf of the Board of Directors has appointed William L. Prater to fill the vacancy created by Mr. Allen’s retirement effective June 30, 2009.
          Mr. Prater, age 49, has served as Executive Vice President of the Company since September 1, 2008. Prior to joining the Company, Mr. Prater most recently served as Executive Vice President of Finance at Regions Bank and held the office of Senior Vice President of Finance at AmSouth Bank from 2004 to 2006 and at SouthTrust Corporation and its subsidiary, SouthTrust Bank, from 1994 until 2004. There are no family relationships between Mr. Prater and any director or other executive officer.
          Mr. Prater is currently a party to a Change in Control Agreement with the Company that provides certain benefits in the event that the Company experiences a change in control and the Company terminates Mr. Prater’s employment without cause or Mr. Prater resigns due to a material adverse alteration in his position, a reduction in compensation or a material breach by the Company of its employment policies within 24 months after the change in control. In general, the amount payable to Mr. Prater under the agreement is 200% of the amount of annual base compensation and the highest annual bonus that he would otherwise be entitled to receive in the year that the change in control occurs. The agreement includes a “double trigger” (i.e., requiring both a change in control and termination of Mr. Prater’s employment for Mr. Prater to receive payment) so that Mr. Prater will only receive additional benefits if a change in control also has an adverse impact on him and the surviving entity is not required to provide such benefits if it desires to maintain the services of Mr. Prater. Mr. Prater is also a participant in the Company’s Home Office Incentive Plan.
          A copy of the press release announcing the retirement of Mr. Allen and the appointment of Mr. Prater as Chief Financial Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Section 9 — Financial Statements and Exhibits
     Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit 10.1	BancorpSouth, Inc. Change in Control Agreement for William L. Prater

Exhibit 99.1	Press release issued on June 24, 2009 by BancorpSouth, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.
By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Executive Vice President and Corporate Secretary

Date: June 24, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	BancorpSouth, Inc. Change in Control Agreement for William L. Prater
99.1	Press Release issued on June 24, 2009 by BancorpSouth, Inc.